Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Damon Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common shares, with no par value	457(h)	1,625,700	(2)	$1.57	(2)	$2,552,349.00	0.00015310	$390.76
Equity	Common shares, with no par value	457(c) and 457(h)	11,662,178	(3)	$0.46	(3)	$5,364,601.88	0.00015310	$821.32
Total Offering Amount			13,287,878				$7,916,950.88		$1,212.09
Total Fee Offsets									----
Net Fee Due									$1,212.09

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) also covers an additional indeterminate number of additional shares of common shares, with no par value (“Common Shares”) of Damon Inc. (the “Registrant”), which may be offered and issued under the Damon Inc. 2024 Stock Incentive Plan (the “Plan”) by reason of any stock dividends, stock splits, recapitalizations or other similar transactions effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Shares.

(2)	The amount to be registered represents Common Shares issuable upon the exercise of outstanding options granted under the Plan as of the date of this Registration Statement. The corresponding proposed maximum offering price per share, estimated solely for the purposes of calculating the registration fee under Rule 457(h) of the Securities Act is based on the weighted-average exercise price of stock option awards outstanding under the Plan as of the date of this Registration Statement.

(3)	The amount to be registered represents Common Shares reserved for future award grants under the Plan. The corresponding proposed maximum offering price per share, estimated solely for the purposes of calculating the registration fee under Rule 457(h) of the Securities Act is based on the average of the high and low sales prices per Common Share as reported on the Nasdaq Global Market on February 13, 2025.